Exhibit 10.29
                Loan Agreement - American Champion Entertainment

Anthony K. Chan
President and CEO
American Champion Entertainment
1694 The Alemeda, Suite 100
San Jose, California 95126

Re:  Loan Amount:  $250,000.00

Dear Mr. Chan:

The purpose of this letter is to serve as a follow-up to our recent discussions and memorialize our understanding reflecting a loan transaction between your Company, American Champion Entertainment as Lender and Carnegie International Corporation ("Carnegie") as Borrower. To secure any default in payment Carnegie has agreed to provide American with an option to acquire fifty percent (50%) of RomNet, Inc. ("RomNet"), a wholly owned subsidiary, from Carnegie (the "Option").

    1. LOAN AMOUNT: The amount of the Loan is Two Hundred Fifty Thousand Dollars ($250,000.00) which shall be paid in cash upon the execution and delivery of this Loan Agreement Letter (the "Agreement").

    2. LOAN TERM AND FEE: Repayment of the Loan shall be due December 31, 1999 along with a set up fee of $25,000.00 plus fixed interest of $25,000.00.

    3. DEFAULT: In the event Carnegie fails to repay the Loan plus Fees and interest as set forth above American shall, in lieu of any other legal remedies available to it, exercise its Option to purchase one hundred percent (100%) of the outstanding corporate stock of RomNet which shall be based on two times the gross sales for the twelve (12) month period prior to the date the Option is exercised, less any unpaid principal and/or Loan Fee.

    4. OPTION PURCHASE CONSIDERATION: The Option consideration shall be paid in shares of American with the number of shares to be computed based upon the average closing price for the fifteen (15) days prior to the date of closing.

    5. CLOSING: Closing of the Option purchase shall occur within thirty (30) days from the date the Option is exercised.

    6. DEFINITIVE AGREEMENTS: The parties shall exercise their best efforts following the exercise of the Option to promptly negotiate, draft and execute a definitive Stock Purchase Agreement which shall be consistent with the terms of this letter and shall contain the usual and customary representations and warranties appropriate for a transaction of this nature.

    7. WARRANTS: In addition to the Loan Fee noted above American Champion Entertainment shall be issued warrants to purchase 75,000 at an exercise price of $3.50 per share. The warrants may be exercised any time prior to the third anniversary of the execution of this Agreement.

    8. CONFIDENTIALITY: Notwithstanding anything to the contrary herein, each of the parties hereby agree to maintain complete confidence and to consider as confidential any materials provided by the other party which are not otherwise in the public domain consistent with the terms of a mutual Confidentiality Non-disclosure Agreement which shall be executed between the parties immediately following the execution hereof. Each of the parties hereby agree to allow such access to the other party's

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information to such persons on a need to know basis only and in the event the transaction contemplated herein is not consummated the parties agree to return all such information to the provider thereof.

    9. ASSIGNMENT: American shall not assign its Option rights under this Loan Agreement without obtaining the prior written consent of Carnegie.

    10. CAPTIONS: The sectional or marginal titles or captions contained herein shall be used for convenience and easy reference only, and shall in no way define or limit the substance of any provisions or sections hereof.

If the aforegoing is in accordance with your understanding of the Loan Agreement and security Option noted above, please so indicate by signing a copy of this letter and returning the same to me by facsimile and regular mail and contact me so that I may provide you with wire instructions relative to receiving the Loan proceeds.

    We look forward to working with you.

                                             Very truly yours,

                                             CARNEGIE INTERNATIONAL CORPORATION


                       By:                   /s/ Lowell Farkas
    ------------------------------           --------------------------------
                                             Lowell Farkas, President and CEO


            AGREED AND ACCEPTED:

                                             AMERICAN CHAMPION
                                             ENTERTAINMENT, INC.



    Date: _______________ By:                /s/ Anthony  Chan
                                             ----------------------------------
                                             Anthony K. Chan, President and CEO